TerraVia Holdings, Inc. Enters Into Agreement for the Sale of Substantially All of Its Assets Subject to Competitive Bidding Process

TerraVia Files Voluntary Chapter 11 Petitions to Facilitate Sale Process with a Commitment for DIP Financing to Support Ongoing Operations

SAN FRANCISCO – August 2, 2017 – TerraVia Holdings, Inc. (NASDAQ:TVIA) (“TerraVia”), a next-generation food, nutrition and specialty ingredients company and pioneer in algae innovation, announced today that it has entered into a “stalking horse” stock and asset purchase agreement with Corbion N.V., a Netherlands-based global leader in food ingredients and biobased technologies, to acquire substantially all of TerraVia’s assets in a sale process under Section 363 of the Bankruptcy Code.

The purchase agreement provides TerraVia with a binding bid of $20 million in cash along with the assumption of certain liabilities, which is subject to higher or otherwise better offers. As part of the transaction, Corbion will be assuming the ongoing financial obligations of the business and its joint venture ownership, therefore the total financial commitment is expected to be in excess of the cash purchase price. Through this proposed transaction, TerraVia employees, who bring with them a wide range of highly valued skills and expertise, together with its customers, have an opportunity to benefit from joining a global leader in its markets.

To facilitate its competitive transaction process, TerraVia and its wholly owned U.S. subsidiaries have filed voluntary petitions for reorganization under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) under the Case number 17-11655. Additional information can be found at http://www.kccllc.net/TerraVia.

In addition, TerraVia also announced that it has received a commitment for debtor-in-possession (DIP) financing from holders of approximately 63% of the outstanding principal amount of its senior unsecured convertible notes. The DIP financing will be used to finance the working capital needs of TerraVia’s business through the completion of the sale transaction and to support payments to vendors for post-petition purchases in the ordinary course.

The DIP financing announced today provides the necessary financing to support continued operations and TerraVia’s ability to service customer demand, while the Section 363 bankruptcy restructuring process provides the tools to execute an expedited and orderly strategic transaction. This process will create a level playing field for all interested bidders to compete to provide the highest or otherwise best offer for certain or all of TerraVia’s assets.

Pursuant to section 363 of the Bankruptcy Code, TerraVia intends to implement bidding procedures to allow other qualified bidders the opportunity to submit bids through a court-supervised process to purchase certain or all of the assets being sold. TerraVia anticipates that a sale will be completed within 60 to 90 days. Rothschild Inc. is acting as TerraVia’s financial advisor and investment banker to lead the sales process under the bid procedures and Davis Polk & Wardwell LLP is acting as restructuring and corporate counsel to TerraVia. Interested bidders are encouraged to contact, as soon as practicable: Nicholas Barnes / Tero Jänne at Rothschild Inc., 1251 Avenue of the Americas, 33rd Floor, New York, NY 10020, tel. +1 212 403 3500.

The chapter 11 cases and the sale process should have no material impact on TerraVia’s ability to fulfill its obligations to its customers and employees going forward. TerraVia has filed a series of motions with the Bankruptcy Court requesting authority to continue normal operations, including requesting Bankruptcy Court authority to continue paying employee wages and salaries, certain vendors and customer obligations in the ordinary course without interruption. TerraVia will continue its efforts to work closely with its suppliers and partners to meet ongoing obligations and continue its business without interruption.

About TerraVia

TerraVia is a plant-based food, nutrition and specialty ingredients company that harnesses the power of algae, the mother of all plants and earth’s original superfood. With a portfolio of breakthrough ingredients and manufacturing, TerraVia is well positioned to help meet the growing need of consumer packaged goods and established and emerging food manufacturers to improve the nutritional profile of foods without sacrificing taste, and to develop select consumer brands. TerraVia also manufactures a range of specialty personal care ingredients for key strategic partners. Headquartered in South San Francisco, TerraVia’s mission is to create products that are truly better for people and better for the planet. For additional information, please visit TerraVia’s website at www.terravia.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about TerraVia, including statements that involve risks and uncertainties concerning the attributes of TerraVia's technology and products, including as to meeting demand for better nutrition and sustainability; and market acceptance of products. When used in this press release, the words "will", "expects", "intends" and other similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statement may be influenced by a variety of factors, many of which are beyond the control of TerraVia, that could cause actual outcomes and results to be materially different from those projected, described, expressed or implied in this press release due to a number of risks and uncertainties. Potential risks and uncertainties include, among others:  (i) TerraVia’s ability to obtain approval with respect to motions in the chapter 11 cases and the Bankruptcy Court’s rulings in the chapter 11 cases and the outcome of the chapter 11 cases in general; (ii) the length of time TerraVia and its wholly owned U.S. subsidiaries will operate under the chapter 11 cases; (iii) risks associated with third-party motions in the chapter 11 cases, which may interfere with TerraVia and its wholly owned U.S. subsidiaries’ ability to develop and consummate the stock and asset purchase transaction; (iv) the potential adverse effects of the chapter 11 cases on TerraVia and its wholly owned U.S. subsidiaries’ liquidity, results of operations or business prospects; (v) increased legal and advisor costs related to the chapter 11 cases and other litigation and the inherent risks involved in a bankruptcy process; (vi) the effect of the chapter 11 cases on the trading price in TerraVia’s securities; (vii) TerraVia’s ability to fulfill its obligations to its customers, suppliers and employees; (viii) the ability of TerraVia employees and customers to benefit from the transaction; (ix) delays in completing a sale or other transaction; (x) TerraVia’s access, on favorable terms, to any required financing; and (xi) other factors disclosed by TerraVia from time to time in its filings with the SEC, including those described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of TerraVia.

In addition, please refer to the documents that TerraVia files with the Securities and Exchange Commission, including its Quarterly Reports on Forms 10-Q and its Annual Report on Form 10-K, as updated from time to time, for a discussion of these and other risks. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. TerraVia is not under any duty to update any of the information in this press release.

Media Contacts:

For TerraVia Holdings, Inc.
Corporate Communications
press@terravia.com

3